Exhibit 4.8

NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
INCORPORATED UNDER THE LAWS OF THE STATE OF
FLORIDA

    NUMBER SHARES

VIEW SYSTEMS, INC.

AUTHORIZED COMMON STOCK: 50,000,000 SHARES            CUSIP NO. 926706 10 2

PAR VALUE: $.006

THIS CERTIFIES THAT

S P E C I M E N

IS THE RECORD HOLDER OF

Shares of VIEW SYSTEMS, INC. Common Stock

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

    Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

VIEW SYSTEMS, INC.
CORPORATE
SEAL
FLORIDA

/s/ Andrew L. Jiranek SECRETARY	/s/ G. Than PRESIDENT